Exhibit 10.3

AMENDMENT NO. 2 TO COMMITMENT AGREEMENT

As of November 15, 2004

To the Subscribers under the

Commitment Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Commitment Agreement, dated as of February 23, 2004, entered into by and among Oglebay Norton Company and the other parties (the “Subscribers”) signatory thereto, as amended by Amendment No. 1 to the Commitment Agreement, dated as of June 29, 2004 (the “Agreement”). Defined terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

In connection with the Company’s Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession as modified and dated July 30, 2004 and as further modified and filed with or submitted to the Bankruptcy Court on September 24, September 28 and October 1, 2004 (the “Plan Modifications”) (as so modified, the “Amended Plan”) and the approval by the Bankruptcy Court on August 4, 2004 of the Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Amended Plan, as modified and dated July 30, 2004 (the “Disclosure Statement”), the parties have agreed to amend the Agreement (1) to accurately reflect the treatment of the holders of claims under the MLO Contract in the Amended Plan, (2) to accurately reflect the treatment of the Senior Notes in the Amended Plan, (3) to accurately reflect the treatment of the Subordinated Notes in the Amended Plan, (4) to amend the Company’s obligation with respect to the exit financing contemplated by the Silverpoint Commitment Letter, (5) to include the agreement of the Subscribers to support confirmation and consummation of the Amended Plan, (6) to amend and restate the terms of the Offering and the conditions precedent to the Subscribers’ obligation to perform their obligations under the Agreement, (7) to change the date on which the non-completion of the Restructuring Transaction will become a Termination Event from October 15, 2004 to December 15, 2004, (8) to change the date prior to which the Registration Statement relating to the Offering shall be declared effective from September 23, 2004 to November 15, 2004, (9) to acknowledge the discussions and negotiations being conducted with certain third parties and the existence of certain objections to the Amended Plan as well as the adversary proceeding commenced against the Company and others by certain holders of Senior Notes, (10) to amend Exhibit A to the Agreement to accurately reflect the Restructuring Terms as set forth and described in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications) and (11) to amend and restate on Schedule 1 attached hereto the respective beneficial ownership of Subordinated Notes, Commitment Amounts and Commitment Fees of each of the Subscribers as of the date hereof and reflect the substitution as Noteholders of successors in interest to certain of the original Noteholders who were parties to the Agreement.

Upon receipt of the Requisite Subscribers’ consent as described herein, the Agreement shall be amended as follows:

1. Preliminary Statement C of the Agreement shall be deleted in its entirety and replaced by the following:

“Under the terms and upon the effective date of the Plan (the “Effective Date”), (i) existing classes of equity in the Company and interests therein will be cancelled and the holders thereof will receive the treatment provided for in the Term Sheet, and (ii) the Company’s 10% Senior Subordinated Notes due 2009 (the “Subordinated Notes”) will be cancelled and the Company will, in exchange therefore, issue shares of common stock of the reorganized Company (the “Common Stock”) as contemplated in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications). The Company and the Subscribers agree that the MLO earn-out contract claims under the Interest Purchase Agreement among the Company, Johnson Mining, Inc., The Cary Mining Company Inc., Michigan Minerals Associates, Inc., and Michigan Limestone Operations Limited Partnership, dated April 14, 200 (the “MLO Contract”), should be amended as described in the Disclosure Statement and, as of the Effective Date, should be assumed by the reorganized Company.”

2. Preliminary Statement D of the Agreement shall be deleted in its entirety and replaced by the following:

“In connection with the Amended Plan, the Company will implement, among other things, an offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company will extend to the holders of the Subordinated Notes not party to this Agreement the right to subscribe for their pro rata share (based on their respective beneficial ownership of the total of $100 million principal amount of outstanding Subordinated Notes) of $80 million of shares of convertible preferred stock of the reorganized Company (the “Preferred Shares”) having the rights and preferences set forth in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”). Pursuant to this Agreement, the Company will offer and sell to (i) holders of Subordinated Notes party to this Agreement their pro rata share of $80 million of Preferred Shares and (ii) holders of Subordinated Notes and Third Party Investors parties to this Agreement having Standby Commitments (as defined herein) the Preferred Shares not subscribed for in the Offering, and those holders of Subordinated Notes and Third Party Investors will purchase such Preferred Shares. In addition, the Company will offer and sell to those holders of Subordinated Notes and Third Party Investors having Standby Commitments, and those holders of Subordinated Notes and Third Party Investors will purchase, additional Preferred Shares for an aggregate purchase price of $5 million. The Company will offer and sell those Preferred Shares under this Agreement in reliance on Section 4(2) of the Securities Act. In addition, the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) a resale registration statement covering the Preferred Shares sold pursuant to this Agreement and the underlying Common Stock (the “Resale Registration Statement”).”

3. Preliminary Statement E of the Agreement shall be deleted in its entirety and replaced by the following:

“E. The Noteholders hold the principal amount of Subordinated Notes set forth opposite their respective names on Schedule 1 to Amendment No. 2 of this Agreement, which represents approximately 33% of the aggregate amount of Subordinated Notes outstanding.”

4. Preliminary Statement F of the Agreement shall be deleted in its entirely and replaced by the following:

“F. The proceeds from the issuance of the Preferred Shares will be used to fund the redemption of the Company’s outstanding Senior Secured Notes due 2008 (the “Senior Notes”), subsequent to their reinstatement on the Effective Date pursuant to the Amended Plan.”

5. Section 1(a) of the Agreement shall be deleted in its entirety and replaced by the following:

“(a) Each Noteholder agrees to purchase that number of Preferred Shares having an aggregate Purchase Price (defined below) equal to such Noteholder’s pro rata share of $80 million based on such Noteholder’s respective beneficial ownership of $100 million principal amount of outstanding Subordinated Notes as set forth opposite their respective names on Schedule 1 to Amendment No. 2 to this Agreement (the “Basic Commitment Amount”). In addition, each Noteholder and each Third Party Investor agrees to purchase (the “Standby Commitment”) Preferred Shares issuable pursuant to the Offering that are not subscribed for and purchased by holders of the Subordinated Notes other than the Noteholders (“Unsubscribed Shares”) having an aggregate Purchase Price (the “Standby Commitment Amount”) determined as follows: (i) each Noteholder’s Standby Commitment shall equal up to that number of Unsubscribed Shares having an aggregate Purchase Price equal to the difference between (x) such Noteholder’s Commitment Amount set forth opposite its name on Schedule 1 to Amendment No. 2 to this Agreement and (y) such Noteholder’s Basic Commitment Amount set forth opposite its name on Schedule 1 to Amendment No. 2 to this Agreement; and (ii) each Third-Party Investor’s Standby Commitment shall equal up to that number of Unsubscribed Shares having an aggregate Purchase Price equal to such Third-Party Investor’s Commitment Amount set forth opposite its name on Schedule 1 to Amendment No. 2 to this Agreement. If the aggregate Purchase Price of the Unsubscribed Shares is less than the aggregate Standby Commitment Amounts of the Noteholders and Third-Party Investors, the Unsubscribed Shares shall be allocated to the Noteholders and the Third-Party Investors pro rata based upon the amounts of their respective Standby Commitment Amounts. In addition to the Preferred Shares having an aggregate purchase price of $80 million that are subject to the Offering and the Noteholders’ Basic Commitment Amount and notwithstanding the provisions of Exhibit A to this Agreement, each Noteholder having a Standby Commitment and each Third Party Investor agrees to purchase, and the Company agrees to issue and sell to such Noteholders and Third Party Investors, a pro rata portion of that number of Preferred Shares having an aggregate purchase price of $5 million, such pro rata portions to be based upon such Subscribers’ respective Standby Commitment Amounts. For the avoidance of doubt, in no event shall any Subscriber be obligated to purchase Preferred Shares for an aggregate Purchase Price in excess of such Subscriber’s Commitment Amount.”

6. Section 1(c) of the Agreement shall be deleted in its entirety and replaced by the following:

“(c) Use of Proceeds. The proceeds from the issuance and sale of the Preferred Shares will be applied by the Company to the redemption of the Senior Notes, subsequent to their reinstatement on the Effective Date pursuant to the Amended Plan.”

7. Section 2 of the Agreement shall be deleted in its entirety and replaced by the following:

“The offer and sale of the Preferred Shares to holders of the Subordinated Notes not party to this Agreement will be registered under the Securities Act. The Company agrees, unless waived by Subscribers representing two-thirds of the aggregate Commitment Amounts pursuant to this Agreement (the “Requisite Subscribers”), to prepare and file with the SEC an amendment to the registration statement under the Securities Act with respect to the Offering of the Preferred Shares (the “Registration Statement”) as soon as practicable and to use its reasonable best efforts to cause the Registration Statement to become effective as soon as possible thereafter and, in any event, prior to November 15, 2004 (or such later date as may be reasonably requested and agreed by the Requisite Subscribers). The terms and conditions of the Offering will be consistent with the Restructuring Terms, including the deposit of the Purchase Price and stock certificates, to the extent applicable, representing the Preferred Shares in escrow until the Effective Date or termination of the Plan by the Company. In addition, the Company agrees to prepare and file with the SEC as soon as practicable the Resale Registration Statement and to use its reasonable best efforts to cause the Resale Registration Statement to become effective on the Effective Date. Pursuant to the Amended Plan, on the Effective Date the Company will enter into a registration rights agreement substantially in the form of Exhibit B to Amendment No. 2 to this Agreement. The Company will afford the Subscribers and their counsel and financial advisors the opportunity to review and comment on the Registration Statement, the Resale Registration Statement and any amendments or supplements thereto prior to the filing thereof with the SEC.”

8. Section 3(b) of the Agreement shall be amended by adding the following proviso to the end thereof:

“provided, however, that the fee of certain Third Party Investors shall be two percent (2%) as indicated on Schedule 1 to Amendment No. 2 to this Agreement.”

9. Section 4(a) of the Agreement shall be amended by adding the following new sentence to the end thereof:

“The foregoing representations and warranties do not take into account (i) the objections filed by various parties to the Amended Plan, (ii) the adversary proceeding commenced against the Company and others by certain holders of the Senior Notes or (iii) the consequences of a ruling adverse to the Company in connection with either such objections or such adversary proceeding.”

10. Section 5(a)(ii) of the Agreement shall be deleted in its entirety and replaced by the following:

“(ii) shall execute definitive agreements regarding the Confirmation Facility (as defined in the Amended Plan) consistent in all material respects with the terms thereof attached as an Exhibit to the Amended Plan.”

11. Section 5(g) of the Agreement shall be deleted in its entirety and replaced by the following:

“(g) The parties agree to the amendment of the MLO Contract substantially as set forth in Exhibit III.C.2 to the Amended Plan and the assumption of the MLO Contract as so amended on the Effective Date of the Plan.”

12. Section 5 of the Agreement shall be amended by adding the following new Section 5 (h) thereto:

“(h) Amended Plan Support. Each Noteholder shall take (and shall cause its affiliates to take) all necessary and appropriate actions to support confirmation and consummation of the Amended Plan containing terms and conditions consistent in all material respects with the Amended Plan in accordance with the Bankruptcy Code as expeditiously as possible and shall not and shall cause its affiliates not to object, or solicit objections or support any such objection by a third party, to confirmation of such Amended Plan; provided, however, that (i) nothing contained herein shall limit the ability of each Noteholder to consult with the Company or its representatives and advisors, or to appear and be heard, concerning any matter arising in the Chapter 11 Cases (as defined in the Amended Plan) so long as such consultation or appearance is not inconsistent with the terms of such Amended Plan and this Agreement; and (ii) this Agreement shall not be construed to require any Noteholder to support or have any obligation with respect to any plan other than such Amended Plan. Notwithstanding anything to the contrary herein, nothing herein shall require any Noteholder (or representative thereof that is also a director or officer of the company or a member of a statutory committee established in the Chapter 11 Cases) to take or to refrain from taking any action (x) in such person’s capacity as such a director or officer or member to the extent required to comply with their fiduciary obligations under law applicable to such director or officer or member (including the Bankruptcy Code) or (y) in connection with supporting, participating in, voting for or entering into an alternative proposal or plan that a majority of the members of the Creditors’ Committee (as defined in the Amended Plan) who are not Noteholders determines, in good faith after consultation with its legal and/or financial advisors, is reasonably likely to be consummated (taking into account all legal, financial, and regulatory aspects of the proposal) and is superior, from a financial point of view, to the holders of the Subordinated Notes.”

13. Section 6(a) of the Agreement shall be deleted in its entirety and replaced by the following:

6. Conditions Precedent.

(a) The obligation of each Subscriber to perform its obligations hereunder shall be subject to the following conditions which can be waived only by the Requisite Subscribers:

(i) the fees and expenses referred to in Section 3(c) hereof shall have been paid in full;

(ii) the Company shall have entered into the Confirmation Facility consistent in all material respects with the terms thereof filed as an Exhibit to the Amended Plan;

(iii) an amended plan, containing terms and conditions consistent in all material respects with the Amended Plan, shall have been confirmed by the Bankruptcy Court pursuant to an order (the “Confirmation Order”) that (x) is consistent in all material respects with the Amended Plan, (y) contains a finding of ‘good faith’ with respect to the participation in the Amended Plan of each Noteholder and (z) does not modify in any respect the recoveries or the treatment provided by such Amended Plan for Class 7 (Old Senior Subordinated Note Claims) or establish or permit any claim or encumbrance on any part of such recoveries (except as contemplated in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications)), and such Confirmation Order shall have become a final order;

(iv) the Amended Plan shall be consummated on terms consistent in all material respects with the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications);

(v) the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the date hereof and the Effective Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the Company shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement (and the Company shall have delivered to the Subscribers a certificate signed by an authorized executive to the effect that each of the conditions specified in this subsection (a)(v) is satisfied in all respects);

(vi) the Registration Statement relating to the Offering shall have become effective and the issuance of the Preferred Shares issuable pursuant to the Offering (including the shares of Common Stock issuable upon conversion thereof) shall have been duly registered under the Securities Act and the Offering shall have expired;

(vii) the Resale Registration Statement filed by the Company pursuant hereto shall have been amended to reflect the results of the Offering and disclose the respective numbers of Preferred Shares being registered for resale on behalf of each of the Subscribers;

(viii) the Company shall have executed and delivered to the Subscribers a registration rights agreement substantially in the form attached as Exhibit B to Amendment No. 2 to this Agreement; and

(ix) the issuance of the shares of Common Stock to the holders of the Subordinated Notes in respect of the cancellation thereof in accordance with the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications) shall be exempt from the registration requirements of the Securities Act by virtue of Section 1145 of the Bankruptcy Code.”

14. Section 6(b)(v) of the Agreement shall be deleted in its entirety.

15. Section 7(a)(vi) of the Agreement shall be deleted in its entirety and replaced by the following: “(vi) [intentionally omitted].”

16. Section 7(a)(vii) of the Agreement shall be deleted in its entirety and replaced by the following:

“(vii) the Restructuring Transaction is not completed by December 15, 2004”

17. Section 7(a) of the Agreement shall be amended by adding the following new sentence to the end thereof:

“Notwithstanding clause (iv) of the preceding sentence or Section 5(b) of this Agreement, no Termination Event or breach of Section 5(b) of this Agreement shall be deemed to have occurred as a result of the furnishing of information to the Consortium (as defined in the Disclosure Statement under the caption “Consortium Letters of Intent”) or the participation by the Company, at the request or with the prior consent of the Creditors’ Committee (as defined in the Amended Plan), in discussions or negotiations with the Consortium with respect to any Alternative Proposal made by the Consortium.”

18. The Term Sheet attached as Exhibit A to the Agreement shall be deemed amended to the extent necessary to conform to the Restructuring Terms (including, without limitation, (i) the treatment of the Senior Note claim, the Subordinated Note claim, the MLO Contract claims and the General Unsecured Claims, (ii) the terms of the New Preferred Shares, the Warrants and the DIP/Exit Facility and (iii) the terms and conditions of the Offering and the sale of the Preferred Shares), as set forth and described in the Amended Plan and the Disclosure Statement (as modified by the Plan Modifications) and the Agreement as amended hereby.

19. The terms of the Management Incentive Plan, the Management Stock Plan and the Change in Control Agreements (each as defined or referred to in the Amended Plan) as set forth in Exhibit I.A.51, Exhibit I.A.52 and Exhibit IV.C.3.a, respectively, to the Amended Plan are hereby approved.

20. Schedule 1 attached hereto hereby amends and restates the respective beneficial ownership of Subordinated Notes, Commitment Amounts and Commitment Fees of each of the Subscribers as set forth on the signature pages of the original Agreement and Schedule 1 to Amendment No. 1 to the Agreement to reflect as of the date hereof changes in beneficial ownership of Subordinated Notes by certain Noteholders and the substitution as Noteholders of successors in interest to certain of the original Noteholders who were parties to the Agreement. Each of the Subscribers hereby confirms the information set forth opposite its name on Schedule 1 attached hereto.

21. In order to facilitate the Offering of rights to purchase Preferred Shares to holders of Subordinated Notes who are not parties to this Agreement, each Noteholder agrees, at the Company’s request, to promptly confirm in writing or by email that its beneficial ownership of Subordinated Notes remains as set forth on Schedule 1 or, if such beneficial ownership has been reduced or increased, the principal amount of Subordinated Notes then owned by the Noteholder.

The delivery to the Company of this letter duly executed by you will evidence your agreement to the amendments to the Agreement set forth above. These amendments will become effective, and binding upon the Company and all of the Subscribers, upon delivery to the Company of copies of this letter duly executed by the Requisite Subscribers.

The provisions of Section 14 of the Agreement relating to counterparts and facsimile signatures shall be applicable to this Amendment No. 2 to the Agreement.

[The balance of this page has been intentionally left blank.]

Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

Very truly yours,

OGLEBAY NORTON COMPANY

By:	/s/ Rochelle Friedman Walk
Name:	Rochelle Friedman Walk
Title:	Vice President, General Counsel and Secretary

NOTEHOLDERS:

SUBSCRIBERS

Airlie Opportunity Master Fund, LTD.

By:	/s/ Adam Goodfriend
Name:	Adam Goodfriend
Title:	Managing Director

Berlin Capital Growth, L.P.
By:	Berlin Financial, Ltd., its general partner

/s/ Thomas G. Berlin
Name:	Thomas G. Berlin
Title:	Managing Member

Christopher R. Siegel

By:	/s/ Christopher R. Siegel

H. Sheppard Boone

By:	/s/ H. Sheppard Boone

Neil Janovic

By:	/s/ Neil Janovic

Adam Janovic

By:	/s/ Adam Janovic

Thomas Boucher

By:	/s/ Thomas Boucher

Thomas DiTosto

By:	/s/ Thomas DiTosto

Connecticut General Life Insurance

By:	/s/ Leon Meyers

Name:	Leon Meyers
Title:	Senior Vice President

Evan Janovic

By:	/s/ Evan Janovic

Ronald Altman

By:	/s/ Ronald Altman

John Dougherty

By:	/s/ John Dougherty

Ramer 1990 Living Trust

By:	/s/ Lawrence Ramer

Name:	Lawrence Ramer
Title:	Trustee

Ingalls & Snyder Value Partners, L.P.

By:	/s/ Thomas Boucher

Name:	Thomas Boucher
Title:	General Partner

Shannah Ferguson

By:	/s/ Shannah Ferguson

Theresa M. Foote

By:	/s/ Theresa M. Foote

Kenneth J. Foote IRA

By:	/s/ Kenneth J. Foote

Name:	Kenneth J. Foote

William Robert Thomas Trust

By:	/s/ Shirley A. Foote

Name:	Shirley A. Foote
Title:	Trustee

Abigail Foote Thomas Trust

By:	/s/ Shirley A. Foote

Name:	Shirley A. Foote
Title:	Trustee

Lynn Foote

By:	/s/ Lynn Foote

Steadfast LLC

By:	/s/ Steven M. Foote

Name:	Steven M. Foote
Title:	Manager

Blythefield Farms LLC

By:	/s/ Kenneth J. Foote

Name:	Kenneth J. Foote
Title:	Manager

Richard Groenendyke

By:	/s/ Richard Groenendyke

Heritage Mark Foundation

By:	/s/ Kenneth J. Foote

Name:	Kenneth J. Foote
Title:	Trustee

Bradford Shingleton Trust

By:	/s/ Brad Shingleton

Name:	Brad Shingleton
Title:	Trustee

Elizabeth A. Shingleton Trust

By:	/s/ Shirley A. Foote
Name:	Shirley A. Foote
Title:	Trustee

Jennifer C. Shingleton Trust

By:	/s/ Shirley A. Foote
Name:	Shirley A. Foote
Title:	Trustee

Rebecca M. Shingleton Trust

By:	/s/ Shirley A. Foote
Name:	Shirley A. Foote
Title:	Trustee

Brad Shingleton

By:	/s/ Brad Shingleton

David Shuldiner

By:	/s/ David Shuldiner

Kenneth P. Singleton

By:	/s/ Kenneth P. Singleton

CFG Trust

By:	/s/ Cheryl F. Groenendyke
Name:	Cheryl F. Groenendyke
Title:	Trustee

Martin L. Solomon

By:	/s/ Martin L. Solomon

WCI Steel, Inc. Defined Pension Benefit Plan
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

Legacy Aggressive High Yield Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Managing Director/General Counsel

Southern UTE Permanent Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

Pacholder High Yield Fund, Inc.
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Secretary

One Group Income Bond Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

One Group High Yield Bond Fund
By:	Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

THIRD PARTY INVESTORS

Robert T. Clutterbuck Trust

By:	/s/ Robert T. Clutterbuck
Name:	Robert T. Clutterbuck
Title:	Trustee

John Stein

By:	/s/ John Stein

Steven N. Stein

By:	/s/ Steven N. Stein

Robert L. Gipson

By:	/s/ Robert L. Gipson

Thomas L. Gipson

By:	/s/ Thomas L. Gipson

Gator Investment Company

By:	/s/ Adam Janovic
Name:	Adam Janovic
Title:	Member

Fledgling Associates LLC

By:	/s/ Edward Stern
Name:	Edward Stern
Title:	Manager

J George Investments LLC
By:	Berlin Financial, Ltd., its investment advisor

/s/ Thomas G. Berlin
Name:	Thomas G. Berlin
Title:	Managing Member

Nikolaos Monoyios

By:	/s/ Nikolaos Monoyios

Stifel Nicolaus & Company, Incorporated

By:	/s/ Ronald J. Kruszewski
Name:	Ronald J. Kruszewski
Title:	Chairman and Chief Executive Officer

Schedule 1

Noteholders

Beneficial Holder	Principal Amount of Notes Beneficially Owned	Basic Commitment Amount	Total Commitment Amount including Standby Commitment if applicable	Commitment Fee
Airlie Opportunity Master Fund, LTD.[1]	$4,750,000	$3,800,000	$10,090,161	$390,508
Altman, Ronald	$500,000	$400,000	$400,000	$8,000
Berlin Capital Growth, L.P.	$1,125,000	$900,000	$1,682,813	$57,141
Blythefield Farms LLC	$100,000	$80,000	$80,000	$1,600
Boone, H. Sheppard	$400,000	$320,000	$871,859	$33,993
Boucher, Thomas	$10,000	$8,000	$597,423	$29,631
CFG Trust	$250,000	$200,000	$200,000	$4,000
Connecticut General Life Insurance	$2,000,000	$1,600,000	$1,600,000	$32,000
DiTosto, Thomas	$320,000	$256,000	$807,183	32,679
Dougherty, John	$1,000,000	$800,000	$1,902,637	$71,132
Ferguson, Shannah	$620,000	$496,000	$496,000	$9,920
Foote, Lynn	$100,000	$80,000	$544,836	$24,842
Kenneth J. Foote IRA	$100,000	$80,000	$80,000	$1,600
Foote, Theresa M.	$400,000	$320,000	$320,000	$6,400
Groenendyke, Richard	$120,000	$96,000	$96,000	$1,920
Heritage Mark Foundation	$2,300,000	$1,840,000	$1,840,000	$36,800
Ingalls & Snyder Value Part. L.C.	$8,700,000	$6,960,000	$20,988,418	$840,621
Janovic, Adam	$150,000	$120,000	$120,000	$2,400
Janovic, Evan	$300,000	$240,000	$240,000	$4,800
Janovic, Neil	$400,000	$320,000	$320,000	$6,400
Legacy Aggressive High Yield Fund	$150,000	$120,000	$120,000	$2,400
One Group High Yield Bond Fund	$4,250,000	$3,400,000	$6,487,528	$222,376
One Group Income Bond Fund	$500,000	$400,000	$400,000	$8,000
Pacholder High Yield Fund, Inc.	$2,250,000	$1,800,000	$2,563,473	$74,174
Ramer 1990 Living Trust	$200,000	$160,000	$160,000	$3,000
Shingleton, Brad	$150,000	$120,000	$120,000	$2,400

[1]	Successor in interest to Airlie Opportunity Fund, L.P. and Airlie Opportunity Fund Cayman, LTD.

Beneficial Holder	Principal Amount of Notes Beneficially Owned	Basic Commitment Amount	Total Commitment Amount including Standby Commitment if applicable	Commitment Fee
Brad Shingleton Trust	$175,000	$140,000	$140,000	$2,800
Elizabeth A. Shingleton Trust	$100,000	$80,000	$80,000	$1,600
Jennifer C. Shingleton Trust	$100,000	$80,000	$80,000	$1,600
Shingleton, Kenneth P.	$100,000	$80,000	$80,000	$1,600
Rebecca M. Shingleton Trust	$75,000	$60,000	$60,000	$1,200
Siegel, Christopher R.	$300,000	$240,000	$792,399	$32,420
Shuldiner, David	$75,000	$60,000	$60,000	$1,200
Solomon, Martin L.	$150,000	$120,000	$1,094,264	$51,113
Southern UTE Permanent Fund[2]	$241,000	$192,800	$192,800	$3,856
Steadfast LLC	$100,000	$80,000	$80,000	$1,600
William Robert Thomas Trust	$150,000	$120,000	$120,000	$2,400
Abigail Foote Thomas Trust	$200,000	$160,000	$160,000	$3,200
WCI Steel, Inc. Defined Pension Benefit Plan	$100,000	$80,000	$80,000	$1,600
Noteholders Total	$33,011,000	$26,408,800	$56,147,794	$2,014,926

Third Party Investors

Third Party Investor	Commitment Amount	Commitment Fee
Robert T. Clutterbuck Trust	$524,000	$10,480
Fledgling Associates LLC	$5,540,194	$277,010
Gator Investment Company	$1,108,039	$55,402
Gipson, Robert L.	$3,324,116	$166,206
Gipson, Thomas L.	$3,324,116	$166,206
J George Investments LLC	$8,967,547	$304,497
Monoyios, Nikolaus	$3,324,116	$166,206
Stein, John	$1,108,039	$55,402
Stein, Steven N.	$1,108,039	$55,402
Stifel Nicolaus & Company, Incorporated	$524,000	$10,480
Third Party Investors Total	$28,852,206	$1,267,291

Overall Totals:	Commitment Amount	Commitment Fee
	$85,000,000	$3,282,217

[2]	Successor in interest to Southern UTE Growth Fund.

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of                     , 2004, is entered into by and among Oglebay Norton Company, an Ohio corporation (the “Company”) and the holders of Subordinated Notes (as defined herein) signatories hereto (each, a “Noteholder” and, collectively, the “Noteholders”) and certain third party accredited investors signatory hereto (the “Third Party Investors” and, together with the Noteholders, the “Subscribers”).

PRELIMINARY STATEMENTS

A. The Company and the Subscribers are parties to that certain Commitment Agreement, dated as of February 23, 2004 (as heretofore amended, the “Commitment Agreement”), pursuant to which, among other things, the Subscribers agreed to purchase up to $85 million of Preferred Shares (as defined in the Commitment Agreement) of the Company, the proceeds of which are to be used to fund the redemption of the Company’s outstanding Senior Secured Notes due 2008 (the “Senior Notes”) subsequent to the reinstatement of the Senior Notes pursuant to the Second Amended Joint Plan of Reorganization of the Company and its subsidiaries dated July 30, 2004 (the “Amended Plan”) in connection with the Chapter 11 Case of the Company and its subsidiaries.

B. As contemplated by the Commitment Agreement, the Company filed a registration statement on Form S-1 (the “Primary Registration Statement”) relating to the Offering of Preferred Shares to holders of Subordinated Notes. The Company amended the Primary Registration Statement in order to limit the Offering to holders of Subordinated Notes other than the Noteholders in an amount equal to their pro rata portion of $             million of Preferred Shares. The Primary Registration Statement was declared effective by the Securities and Exchange Commission (the “SEC”) on                     , 2004 and pursuant to the Offering, which expired on                     , 2004, holders of Subordinated Notes have subscribed for an aggregate of $             million of Preferred Shares. Accordingly, pursuant to, and subject to the terms and conditions of the Commitment Agreement, the Subscribers have agreed to purchase in the aggregate $             million of Preferred Shares consisting of (i) $             million of Preferred Shares representing the Noteholders’ Basic Commitment Amount (as defined in the Commitment Agreement), (ii) $             million of Preferred Shares pursuant to the Subscribers’ Standby Commitment (as defined in the Commitment Agreement) and (iii) $5 million of additional Preferred Shares.

C. Pursuant to Amendment No. 2 to the Commitment Agreement, the obligations of the Subscribers to purchase the Preferred Shares is conditional upon, among other things, the Company having executed and delivered to the Subscribers this Registration Rights Agreement to provide the Subscribers certain rights as set forth herein.

D. Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Commitment Agreement or in the Amended Plan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Registration of Resale of the Preferred Shares; Compliance with the Securities Act.

1.1 Registration Procedures and Expenses. The Company shall:

(a) use its reasonable best efforts to cause the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on                     , 2004 with respect to the resale of the Preferred Shares (including the shares of Common Stock issuable upon conversion thereof, collectively together with the Preferred Shares, the “Shares”) by the Subscribers from time to time in accordance with the methods of distribution set forth in the Registration Statement to be declared effective by the SEC as soon as practicable;

(b) prepare and file with the SEC such amendments to the Registration Statement and such supplements to the prospectus used in connection therewith as may be necessary in the opinion of the Company to keep the Registration Statement effective until the earlier of (i) twenty-four months after the effective date of the Registration Statement, (ii) such shorter period that will terminate when all the Shares covered by the Registration Statement have been sold pursuant thereto and (iii) the date on which the Shares may be resold by the Subscribers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

(c) furnish to each Subscriber (and to each underwriter, if any, of such Shares), at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding all schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits);

(d) furnish to the Subscribers with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and any amendments or supplements thereto as each Subscriber may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Subscribers; provided, however, that the obligation of the Company to deliver copies of prospectuses to any Subscriber shall be subject to the receipt by the Company of reasonable assurances from the Subscriber that the Subscriber will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

(e) file documents required of the Company for blue sky clearance in jurisdictions within the United States as the Subscribers reasonably request in writing; provided, however, that the Company shall not be required to qualify generally to do business or take any action which would subject it to general service of process or taxation in any jurisdiction which it is not so subject; and

(f) bear all expenses in connection with the preparation and filing of the Registration Statement and the procedures in paragraphs (a) through (e) of this Section 1.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Subscribers or underwriting discounts, brokerage fees, commissions and stock transfer taxes incurred by, or applicable to, any Subscriber.

1.2 Transfer of Shares After Registration.

(a) Each Subscriber agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Subscriber or its plan of distribution. In addition, the Company may require any Subscriber promptly to furnish in writing to the Company such information regarding the intended methods of distribution of the Shares as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers, Inc. The Company may refuse to proceed with the registration of such Subscriber’s Shares if such Subscriber unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company, upon the reasonable request of a Subscriber, will meet with the Subscriber or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement subject to appropriate confidentiality limitations.

(b) Each Subscriber hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act. Each Subscriber further agrees that, in the case of Shares transferred through a broker, such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate notice of transfer in the form of Appendix I hereto, executed by a broker designated by the Subscriber. Each Subscriber acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as a supplement to the prospectus has been filed with the SEC or an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The Subscriber hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Subscriber written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Subscriber written notice that the Subscriber may thereafter effect sales pursuant to said prospectus. Each Subscriber further covenants to notify the Company promptly of the sale of any of its Shares.

1.3 Indemnification. For the purpose of this Section 1.3, the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 1.1.

(a) The Company agrees to indemnify and hold harmless each of the Subscribers, their respective officers, directors, employees and agents and each person, if any, who controls any Subscriber within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act (collectively, the “Subscriber Indemnified Persons”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Subscriber or Subscriber Indemnified Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse each Subscriber or such Subscriber Indemnified Person for any legal and other expenses as such expenses are reasonably incurred by such Subscriber or such Subscriber Indemnified Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Subscriber expressly for use therein, or (ii) the failure of any Subscriber to comply with the covenants and agreements contained in Section 1.3 hereof respecting sale of the Shares, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to any Subscriber prior to the pertinent sale or sales by the Subscriber.

(b) Each Subscriber will severally and not jointly indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Persons”), against any losses, claims, damages, liabilities or expenses to which the Company or such Company Indemnified Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Subscriber) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Subscriber to comply with the covenants and agreements contained in Section 1.2 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Subscriber expressly for use therein, and will reimburse the Company or such Company Indemnified Person for any legal and other expense reasonably incurred by the Company or such Company Indemnified Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c) Promptly after receipt by an indemnified party under this Section 1.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 1.3 or to the extent it has not been materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were represented by the same counsel, could materially prejudice the prosecution of defenses or actions available to the indemnified party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) If the indemnification provided for in this Section 1.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 1.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subscriber from the issuance of Preferred Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Subscriber in connection with the statements or omissions or inaccuracies in the Registration Statement, the Prospectus or any amendment or supplement thereto which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Subscriber on the other shall be deemed to be in the same proportion as the amount paid by such Subscriber to the Company pursuant to this Agreement for the Shares purchased by such Subscriber that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Subscriber paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Subscriber from such sale. The relative fault of such selling Subscriber and the Company shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Subscriber and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 1.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 1.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Subscriber agree that it would not be just and equitable if contribution pursuant to this Section 1.3 were determined solely by pro rata allocation (even if the Subscribers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 1.3, no Subscriber shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Subscribers’ obligations to contribute pursuant to this Section 1.3 are several and not joint.

1.4 Termination of Conditions and Obligations. The conditions precedent imposed by this Section 1 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of twenty-four months from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

1.5 Information from Subscribers. Each Subscriber will as expeditiously as possible (i) notify the Company of the occurrence of any event that makes any statement made in the

Registration Statement or the related prospectus regarding such Subscriber untrue in any material respect or that requires the making of any changes in the Registration Statement or the related prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statement not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus.

SECTION 2. Liquidated Damages. If the Registration Statement has not been declared effective by the SEC on or prior to the 90th day after the Effective Date of the Amended Plan (a “Registration Default”), the Company agrees to pay liquidated damages to each holder of Preferred Shares purchased pursuant to the Commitment Agreement for each day that the Registration Default continues at the annual rate of thirty cents ($.30) per share. All accrued liquidated damages shall be paid to such holders of Preferred Shares by the Company on the last day of each month during which a Registration Default occurs. Following the cure of all Registration Defaults with respect to any particular Preferred Shares, the accrual of liquidated damages with respect to such Preferred Shares will cease.

SECTION 3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or when delivered by nationally recognized overnight express courier postage prepaid or delivered by facsimile transmission during standard business hours (from 8:00 a.m. to 6:00 p.m.), and shall be deemed given when so mailed or so delivered as addressed as follows:

If to the Company:

Oglebay Norton Company
North Point Tower
1001 Lakeside Avenue
Cleveland, Ohio 44114-1151
Phone: (216) 861-3300
Fax: (216) 861-2863
Attention: Chief Financial Officer

With a copy to:

Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Phone: (216) 586-3939
Fax: (216) 579-0212
Attention: David P. Porter

or to such other person at such other place as the Company shall designate to the Subscriber in writing; and

(a) if to a Subscriber, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 4. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Subscribers representing two-thirds of the aggregate Shares outstanding at the time such amendment or modification is entered into.

SECTION 5. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 6. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof, and the federal law of the United States of America.

SECTION 8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

OGLEBAY NORTON COMPANY

By:

SUBSCRIBERS:

[To be Completed]

APPENDIX I

BROKER’S NOTICE OF TRANSFER OF SECURITIES PURSUANT TO

REGISTRATION STATEMENT

Oglebay Norton Company

North Point Tower

1001 Lakeside Avenue

Cleveland, Ohio 44114-1151

Re:	Oglebay Norton Company (the “Company”)

Ladies and Gentlemen:

Please be advised that                                  has transferred                      shares (the “Shares”) of Series A Convertible Preferred Stock on                     (date), pursuant to the Registration Statement on Form S-1 (File No. 333-            ) filed by the Company:

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Shares is named as a selling stockholder in the Prospectus dated                      or in amendments or supplements thereto, and that the aggregate number of Shares transferred are [a portion of] the Series A Convertible Preferred Stock listed in such owner’s name.

Dated:

Very truly yours,

Name:
Title: